January 23, 2003


Securities and Exchange Commission
450 fifth Street
Washington, D.C.  20549

Re:      Enterprise Accumulation Trust
         Registration Statement on Form N-14

Dear Sir or Madam:

I am counsel to Enterprise Accumulation Trust (the "Trust") and in so acting, have reviewed the Trust's Registration Statement on Form N-14. Representatives of the Trust have advised that the Trust will file the Registration Statement pursuant to paragraph Rule 488 promulgated under the Securities Act of 1933. In connection therewith, the Trust has requested that I provide this letter.

In my examination of the Registration Statement, I have assumed the conformity of the originals of all documents submitted to me as copies.

Based upon the foregoing, I hereby advise you that:

      (1) the Trust is a Massachusetts business trust and validly existing in good standings under the laws of the State of Massachusetts; and

      (2) the Common Stock to be offered has been duly authorized and, when sold as contemplated in the Amendments, will be validly issued, fully paid and nonassessable.

Very truly yours,

/s/ CATHERINE R MCCLELLAN

Catherine R. McClellan
Chief Counsel and Secretary